
   As filed with the Securities and Exchange Commission on September 30, 1999


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               JUSTWEBIT.COM, INC.
              Exact name of registrant as specified in its charter)

            NEVADA                                     22-2774460
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                        201 SOUTH MAIN STREET, SUITE 900
                           SALT LAKE CITY, UTAH 84111
               (Address of Principal Executive Office) (Zip Code)

                           1999 EQUITY INCENTIVE PLAN
                            (full title of the plan)

                                  JON R. MARPLE
                                    PRESIDENT
                               JUSTWEBIT.COM, INC.
                        201 SOUTH MAIN STREET, SUITE 900
                           SALT LAKE CITY, UTAH 84111
                     (Name and address of agent for service)

                                 (801) 595-0104
          (Telephone number, including area code, of agent for service)
                            ------------------------
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
                                               CALCULATION OF REGISTRATION FEE

                                                                                     PROPOSED MAXIMUM    PROPOSED MAXIMUM
               TITLE OF                    AMOUNT TO BE      OFFERING PRICE PER     AGGREGATE OFFERING      AMOUNT OF
      SECURITIES TO BE REGISTERED           REGISTERED            SHARE(1)               PRICE(1)        REGISTRATION FEE
--------------------------------------- ------------------  ---------------------  --------------------  ----------------

Common Stock, $.001 par value..........     1,000,000              $2.25                $2,250,000.00           $626.00
======================================= ==================  =====================  ====================  ================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (h), based on the closing price of the Company's Common Stock on a date within five business days.

Exhibit index is located at sequentially paginated page number 5.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents of JustWebit.com, Inc., a Nevada corporation (formerly "Superior Wireless Communications, Inc.," the "Company"), previously filed with the Commission are incorporated herein by reference:

         1. Annual Report on Form 10-KSB for the year ended December 31, 1998 (the "Annual Report").

         2. Quarterly Report on Form 10-QSB for the three-month period ended March 31, 1999 (the "Quarterly Report.")

         3. Definitive Information Statement on Form 14-C filed with the Securities and Exchange Commission on July 22, 1999.

         4. The description of the Registrant's Common Stock contained in the Registration Statement on Form 10-SB filed by the Registrant to register the Common Stock under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         The common stock of the Company, $.001 per value (the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The following summary of the circumstances in which directors and officers are entitled to indemnification is qualified in its entirety by reference to the Company's Bylaws and to the below-described statutory provisions. The Company's Bylaws provide for indemnification of the Company's directors and officers to the fullest extent permitted under Nevada law. Sections 78.751 et seq. of the Nevada Revised Statutes allow a company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner which such person believed to be in the best interests of the company. A determination may be made by the shareholders, by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         See Exhibit Index appearing at sequentially numbered page 5.


ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

  (a) (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (iii) Include any additional or changed material information on the plan of distribution.

      (2) That, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

  (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (e) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  (h) That insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by such small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX

EXHIBIT                                                               SEQUENTIAL
NUMBER       DESCRIPTION                                                PAGE NO
------       -----------                                                -------

  4.1 1999 Equity Incentive Plan of JustWebit.com, Inc., adopted as of May 1, 1999. *

  5.1        Opinion of Pillsbury Madison & Sutro LLP. **                 7

 23.1        Consent of Smith & Company, a Professional Corporation
             of Certified Public Accountants. **                          8

 23.2        Consent of Pillsbury Madison & Sutro LLP. **                 7
             (included in Exhibit 5.1).

 24.1        Power of Attorney (included on the Signature Page). **       6
----------
* Previously filed as Exhibit B to the Company's Information Statement on Form DEF 14-c, which was filed with the Securities and Exchange Commission on July 27, 1999.
**  Filed herewith.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on September 30, 1999.

                                        JustWebit.com, INC.

                                        By: /S/ JON R. MARPLE
                                        -------------------------------------
                                        Jon R. Marple, President and Chairman
                                                       of the Board



                                POWER OF ATTORNEY

         We, the undersigned directors of JustWebit.com, Inc., do hereby constitute and appoint Jon R. Marple, our true and lawful attorney and agent, to do any and all acts and things in our name and behalf in our capacities as directors and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue hereof.



SIGNATURES                                            TITLE                                   DATE
----------                                            -----                                   ----



/S/ JON R. MARPLE                                    President and Chairman of            September 30, 1999
---------------------------------------              the Board
Jon R. Marple


/S/ BROOKS M. FREEMAN                                Director                             September 30, 1999
---------------------------------------
Brooks M. Freeman


/S/ CHARLES BARTELL                                  Director                             September 30, 1999
---------------------------------------
Charles Bartell
